Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

PEBBLEBROOK HOTEL TRUST REPORTS SECOND QUARTER 2015 RESULTS

SAME-PROPERTY EBITDA INCREASED 10.6 PERCENT; SAME-PROPERTY RevPAR INCREASED 3.8 PERCENT; ADJUSTED EBITDA ROSE 39.0 PERCENT; ADJUSTED FFO PER DILUTED SHARE CLIMBED 28.6 PERCENT

BETHESDA, MD, JULY 23, 2015 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the second quarter ended June 30, 2015. The Company’s results include the following:

	Second Quarter		Six Months Ended, June 30
	2015	2014	2015	2014
	($ in millions except per share and RevPAR data)

Net income (loss) to common shareholders	$20.0	$16.6	$20.7	$14.6
Net income (loss) per diluted share	$0.27	$0.26	$0.28	$0.22

Same-Property RevPAR(1)	$217.23	$209.24	$196.31	$189.17
Same-Property RevPAR growth rate	3.8%		3.8%

Same-Property EBITDA(1)	$77.8	$70.3	$124.0	$112.0
Same-Property EBITDA growth rate	10.6%		10.7%
Same-Property EBITDA Margin(1)	36.0%	33.7%	31.5%	29.4%

Adjusted EBITDA(1)	$74.0	$53.3	$112.8	$82.8
Adjusted EBITDA growth rate	39.0%		36.3%

Adjusted FFO (1)	$52.0	$36.0	$76.4	$52.9
Adjusted FFO per diluted share(1)	$0.72	$0.56	$1.05	$0.82
Adjusted FFO per diluted share growth rate	28.6%		28.0%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re pleased with our second quarter operating results, as strong Same-Property EBITDA growth was achieved through greater progress than expected in reducing costs from our best practices implementation,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “These reductions in our expense run rate offset more modest RevPAR growth than we had forecasted. Our hotels benefitted from industry strength as demand continues to significantly outpace new supply, leading to healthy rate growth. Our 2015 outlook remains very positive as we expect to see continued favorable growth trends for the balance of the year for both our portfolio and the U.S. lodging industry.”

Second Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the second quarter of 2015 increased 3.8 percent over the same period of 2014 to $217.23. Same-Property ADR grew 4.8 percent from the second quarter of 2014 to $249.31. Same-Property Occupancy decreased 0.9 percent to 87.1 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $77.8 million of Same-Property EBITDA for the quarter ended June 30, 2015, rising 10.6 percent compared with the same period of 2014. Same-Property Revenues increased 3.4 percent, while Same-Property Hotel Expenses declined by 0.3 percent. As a result, Same-Property EBITDA Margin for the second quarter of 2015 grew to 36.0 percent, representing an increase of 236 basis points.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $74.0 million from $53.3 million in the prior year period, an increase of $20.7 million, or 39.0 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 44.5 percent to $52.0 million from $36.0 million in the prior year period.

▪
Dividends: On June 10, 2015, the Company declared a regular quarterly cash dividend of $0.31 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“Our second quarter remained solid, particularly when considering the negative impact associated with several significant capital reinvestment and renovation projects that were recently completed,” continued Mr. Bortz. “We were able to grow Same-Property EBITDA by 10.6 percent over the prior year, while our Same-Property EBITDA margin increased 236 basis points, offsetting our less than expected RevPAR growth. We’re making progress remixing our customers at both recently acquired and recently renovated and repositioned properties, as well as implementing our best practices and asset management programs at all of our hotels. We expect to see further improvement in our RevPAR growth and operating profitability as we continue to enhance and reposition our hotels.”

Capital Reinvestment and Asset Management

During the second quarter, the Company invested $28.1 million in capital improvements throughout its portfolio and completed significant capital projects at a number of its West Coast properties. In April 2015, the Company completed its $23.5 million renovation and 39 guest room expansion at the newly renamed, 297-room W Los Angeles - West Beverly Hills. STK, the new leased restaurant at W Los Angeles - West Beverly Hills, opened on July 2, 2015. In June 2015, Radisson Hotel Fisherman’s Wharf re-launched as the 361-room Hotel Zephyr Fisherman’s Wharf, following its transformative $32.0 million redevelopment. The addition of 10 guest rooms at the 252-room Dumont NYC was completed earlier this week.

During the remainder of 2015, the Company has various renovations and repositionings planned at a number of its properties, including:

▪
The Westin Colonnade Coral Gables, with a comprehensive public area and guest room renovation and repositioning planned to commence in the Fall of 2015 and expected completion in the second quarter of 2016;

▪
Prescott Hotel, which will undergo a full renovation and repositioning that is planned to commence November 1, at which time the hotel will be closed and then reopened under a new name by the second quarter of 2016;

▪
The Nines, a Luxury Collection Hotel, Portland, which is expected to commence a rooms renovation and lobby and meeting space refresh late in the fourth quarter of 2015, with completion planned by the second quarter of 2016.

Acquisitions

▪
On May 21, 2015, the Company acquired the 189-room, waterfront, luxury LaPlaya Beach Resort and LaPlaya Beach Club, a private members club located at the resort in Naples, Florida, for a combined purchase price of $185.5 million.

▪
On June 11, 2015, the Company acquired The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel, for $122.0 million. The 221-room upper-upscale, full-service hotel is located in the heart of Fisherman’s Wharf in San Francisco, California.

“We’re very excited about the high-quality acquisitions we’ve made this year, which have allowed us to grow in our West Coast target market of San Francisco and expand into the high-end Naples, Florida resort market,” commented Mr. Bortz. “Through the implementation of our asset management programs, best practice initiatives and capital investment plans, we believe we can achieve healthy RevPAR growth and margin expansion, thereby driving significant growth in EBITDA and value at these hotels.”

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR and Occupancy: Same-Property RevPAR for the six months ended June 30, 2015 increased 3.8 percent over the same period of 2014 to $196.31. Year-to-date Same-Property ADR grew 5.5 percent from the comparable period of 2014 to $236.84, while year-to-date Same-Property Occupancy declined 1.6 percent to 82.9 percent.

▪
Same-Property Hotel EBITDA: The Company’s hotels generated $124.0 million of Same-Property Hotel EBITDA for the six months ended June 30, 2015, an improvement of 10.7 percent compared with the same period of 2014. Same-Property Hotel Revenues grew 3.5 percent, while Same-Property Hotel Expenses rose just 0.6 percent. As a result, Same-Property Hotel EBITDA Margin for the six months ended June 30, 2015 increased 204 basis points to 31.5 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 36.3 percent, or $30.0 million, to $112.8 million from $82.8 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 44.5 percent to $76.4 million from $52.9 million in the prior year period.

Balance Sheet

As of June 30, 2015, the Company had $1.1 billion in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 3.4 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated debt has a weighted-average interest rate of 3.4 percent. As of June 30, 2015, the Company had $400.0 million outstanding in the form of unsecured term loans and a $310.0 million outstanding balance on its $450.0 million senior unsecured revolving credit facility, and the Company had $46.7 million of consolidated cash, cash equivalents and restricted cash, and $11.2 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”).

On June 30, 2015, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.1 times and total net debt to trailing 12-month corporate EBITDA was 4.9 times. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 3.2 times, and net debt to trailing 12-month corporate EBITDA was 4.6 times.

Capital Markets

During the second quarter, Pebblebrook completed three capital markets transactions to help maintain its strong balance sheet and prudent capital structure, including executing new term loans and increasing the capacity of its senior unsecured revolving credit facility:

▪
On April 13, 2015, the Company successfully completed a new 7-year, $100.0 million unsecured term loan facility. The new term loan matures in April 2022, and the Company effectively fixed its LIBOR rate for the entire term of the loan by entering into interest rate swap agreements, resulting in a current interest rate of 3.46 percent, based on the Company’s current leverage levels.

▪
On May 19, 2015, the Company increased the capacity of its senior unsecured revolving credit facility from $600.0 million to $750.0 million. The increased credit facility is now composed of a $450.0 million unsecured revolving credit facility and the existing $300.0 million unsecured term loan. The credit facility matures in January 2020.

▪
On June 10, 2015, the Company executed a new $125.0 million unsecured term loan facility. The new term loan funded on July 10, 2015, with the proceeds used to pay down outstanding borrowings on the Company’s revolving credit facility. The Company effectively fixed its LIBOR rate for the entire term of the loan by entering into interest rate swap agreements, resulting in a current interest rate of 3.29 percent, based on the Company’s current leverage levels. The term loan matures in January 2021.

2015 Outlook

The Company's outlook for 2015, which has been amended to reflect the Company’s second quarter performance and adjusted expectations, incorporates the expected impact of the Company’s various capital investment projects and property repositioning strategies and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s outlook for 2015 is as follows:

	New 2015 Outlook		Variance to Prior Outlook
	as of July 23, 2015		as of June 11, 2015
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss) to common shareholders	$62.4	$67.9	$0.4	$0.4
Net income per diluted share	$0.86	$0.93	$0.01	$0.01

Adjusted EBITDA	$260.8	$266.3	—	—

Adjusted FFO	$179.6	$185.1	—	—
Adjusted FFO per diluted share	$2.47	$2.55	—	—

This amended 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%	—	—
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%	—	—

Same-Property RevPAR	$207	$209	($4.00)	($4.00)
Same-Property RevPAR growth rate	4.5%	5.5%	(2.0%)	(2.0%)

Same-Property EBITDA	$284.8	$290.3	—	—
Same-Property EBITDA Margin	33.1%	33.6%	0.50%	0.50%
Same-Property EBITDA Margin growth rate	150 bps	200 bps	50 bps	50 bps

Corporate cash general and administrative expenses	$18.3	$18.3	—	—
Corporate non-cash general and administrative expenses	$9.1	$9.1	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$100.0	—	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for the third quarter of 2015 is as follows:

	Third Quarter 2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$230	$234
Same-Property RevPAR growth rate	4.0%	6.0%

Same-Property EBITDA	$87.5	$89.5
Same-Property EBITDA Margin	36.4%	36.9%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Adjusted EBITDA	$81.1	$83.1

Adjusted FFO	$58.0	$60.0
Adjusted FFO per diluted share	$0.80	$0.83
Adjusted FFO per diluted share growth rate	17.6%	22.1%

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s outlook for 2015 and the third quarter of 2015 reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook incorporates all expected disruption associated with renovations later this year at The Westin Colonnade Coral Gables, Prescott Hotel and The Nines, a Luxury Collection Hotel.

The Company’s estimates and assumptions, including the Company’s outlook for 2015 and third quarter 2015, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate includes the hotels owned as of June 30, 2015, as if they had been owned by the Company for all of 2015 and 2014, except for Hotel Vintage Portland, which is not included in the first quarter, LaPlaya Beach Resort & Club and The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel, which are not included in the first and second quarter, and Prescott Hotel, which is not included in the fourth quarter. The Company’s 2015 outlook assumes no additional acquisitions beyond the hotels the Company owned as of June 30, 2015.

Second Quarter 2015 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 24, 2015 at 9:00 AM ET. To participate in the conference call, please dial (888) 438-5524 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,408 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 23, 2015. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,672,557	$2,343,690
Investment in joint venture	247,312	258,828
Ground lease asset, net	30,513	30,891
Cash and cash equivalents	33,212	52,883
Restricted cash	13,463	16,383
Hotel receivables (net of allowance for doubtful accounts of $145 and $139, respectively)	31,615	21,320
Deferred financing costs, net	7,527	6,246
Prepaid expenses and other assets	49,050	40,243
Total assets	$3,085,249	$2,770,484

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$310,000	$50,000
Term loans	400,000	300,000
Mortgage debt (including mortgage loan premium of $2,658 and $4,026, respectively)	437,198	493,987
Accounts payable and accrued expenses	132,520	106,828
Advance deposits	15,565	11,583
Accrued interest	2,499	2,382
Distribution payable	29,523	23,293
Total liabilities	1,327,305	988,073
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $350,000 at June 30, 2015 and $350,000 at December 31, 2014), 100,000,000 shares authorized; 14,000,000 shares issued and outstanding at June 30, 2015 and 14,000,000 shares issued and outstanding at December 31, 2014	140	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,735,129 issued and outstanding at June 30, 2015 and 71,553,481 issued and outstanding at December 31, 2014	717	716
Additional paid-in capital	1,864,607	1,864,739
Accumulated other comprehensive income (loss)	(433)	(341)
Distributions in excess of retained earnings	(108,926)	(84,163)
Total shareholders’ equity	1,756,105	1,781,091
Non-controlling interests	1,839	1,320
Total equity	1,757,944	1,782,411
Total liabilities and equity	$3,085,249	$2,770,484

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014

Revenues:
Room	$137,443	$102,384	$246,277	$185,953
Food and beverage	46,823	35,417	90,061	67,865
Other operating	13,417	9,653	24,780	19,348
Total revenues	$197,683	$147,454	$361,118	$273,166

Expenses:
Hotel operating expenses:
Room	$30,982	$24,859	$58,965	$47,754
Food and beverage	31,384	25,156	60,777	48,966
Other direct and indirect	53,627	39,997	103,463	77,884
Total hotel operating expenses	115,993	90,012	223,205	174,604
Depreciation and amortization	24,885	16,230	46,210	32,118
Real estate taxes, personal property taxes, property insurance, and ground rent	10,885	9,000	22,165	17,308
General and administrative	6,169	5,591	13,741	11,738
Hotel acquisition costs	4,334	236	4,465	521
Total operating expenses	162,266	121,069	309,786	236,289
Operating income (loss)	35,417	26,385	51,332	36,877
Interest income	621	621	1,256	1,235
Interest expense	(9,256)	(6,256)	(17,577)	(12,331)
Equity in earnings (loss) of joint venture	3,320	4,264	(1,128)	1,020
Income (loss) before income taxes	30,102	25,014	33,883	26,801
Income tax (expense) benefit	(3,519)	(2,121)	(130)	213
Net income (loss)	26,583	22,893	33,753	27,014
Net income (loss) attributable to non-controlling interests	92	220	119	263
Net income (loss) attributable to the Company	26,491	22,673	33,634	26,751
Distributions to preferred shareholders	(6,487)	(6,082)	(12,975)	(12,163)
Net income (loss) attributable to common shareholders	$20,004	$16,591	$20,659	$14,588

Net income (loss) per share available to common shareholders, basic	$0.28	$0.26	$0.29	$0.22
Net income (loss) per share available to common shareholders, diluted	$0.27	$0.26	$0.28	$0.22
Weighted-average number of common shares, basic	71,735,129	63,764,929	71,696,294	63,763,935
Weighted-average number of common shares, diluted	72,425,952	64,125,057	72,463,419	64,150,266

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Net income (loss)	$26,583	$22,893	$33,753	$27,014
Adjustments:
Depreciation and amortization	24,828	16,186	46,090	32,030
Depreciation and amortization from joint venture	2,100	2,240	4,258	4,451
FFO	$53,511	$41,319	$84,101	$63,495
Distribution to preferred shareholders	$(6,487)	$(6,082)	$(12,975)	$(12,163)
FFO available to common share and unit holders	$47,024	$35,237	$71,126	$51,332
Hotel acquisition costs	4,334	236	4,465	521
Non-cash ground rent	595	572	1,190	1,025
Amortization of Class A LTIP units	—	395	2	790
Management/franchise contract transition costs	149	(28)	91	71
Interest expense adjustment for above market loan	(538)	(538)	(1,369)	(1,076)
Capital lease adjustment	126	40	251	40
Non-cash amortization of acquired intangibles	306	71	606	155
Adjusted FFO available to common share and unit holders	$51,996	$35,985	$76,362	$52,858

FFO per common share - basic	$0.65	$0.55	$0.99	$0.80
FFO per common share - diluted	$0.65	$0.54	$0.98	$0.79
Adjusted FFO per common share - basic	$0.72	$0.56	$1.06	$0.82
Adjusted FFO per common share - diluted	$0.72	$0.56	$1.05	$0.82

Weighted-average number of basic common shares and units	71,971,480	64,372,920	71,932,645	64,371,926
Weighted-average number of fully diluted common shares and units	72,662,303	64,733,048	72,699,770	64,758,257

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014

Net income (loss)	$26,583	$22,893	$33,753	$27,014
Adjustments:
Interest expense	9,256	6,256	17,577	12,331
Interest expense from joint venture	2,278	2,270	4,534	4,534
Income tax expense (benefit)	3,519	2,121	130	(213)
Depreciation and amortization	24,885	16,230	46,210	32,118
Depreciation and amortization from joint venture	2,100	2,240	4,258	4,451

EBITDA	$68,621	$52,010	$106,462	$80,235
Hotel acquisition costs	4,334	236	4,465	521
Non-cash ground rent	595	572	1,190	1,025
Amortization of Class A LTIP units	—	395	2	790
Management/franchise contract transition costs	149	(28)	91	71
Non-cash amortization of acquired intangibles	306	71	606	155
Adjusted EBITDA	$74,005	$53,256	$112,816	$82,797

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues:
Room	$20,621	$21,784	$33,276	$35,768
Food and beverage	2,016	2,057	3,902	3,976
Lease revenue	393	394	798	784
Other operating	264	287	518	619
Total revenues	23,294	24,522	38,494	41,147

Expenses:
Total hotel expenses	15,575	15,713	30,768	31,056
Depreciation and amortization	2,100	2,240	4,258	4,451
Total operating expenses	17,675	17,953	35,026	35,507
Operating income (loss)	5,619	6,569	3,468	5,640
Interest income	—	—	1	1
Interest expense	(2,278)	(2,270)	(4,534)	(4,534)
Other	(21)	(35)	(63)	(87)
Equity in earnings of joint venture	$3,320	$4,264	$(1,128)	$1,020

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(5,955)
Net Debt		219,445
Restricted cash		(5,244)
Net Debt less restricted cash		$214,201

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended June 30,		Six Months ended June 30
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	87.1%	88.0%	82.9%	84.3%
Increase/(Decrease)	(0.9%)		(1.6%)
Same-Property ADR	$249.31	$237.88	$236.84	$224.47
Increase/(Decrease)	4.8%		5.5%
Same-Property RevPAR	$217.23	$209.24	$196.31	$189.17
Increase/(Decrease)	3.8%		3.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in both 2015 and 2014. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	86.4%	87.4%	82.4%	83.8%
Increase/(Decrease)	(1.2%)		(1.7%)
Same-Property ADR	$245.30	$229.96	$236.08	$220.04
Increase/(Decrease)	6.7%		7.3%
Same-Property RevPAR	$211.90	$200.97	$194.45	$184.37
Increase/(Decrease)	5.4%		5.5%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in both 2015 and 2014. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	93.1%	92.5%	87.0%	88.1%
Increase/(Decrease)	0.7%		(1.3%)
Same-Property ADR	$279.15	$297.63	$242.52	$257.81
Increase/(Decrease)	(6.2%)		(5.9%)
Same-Property RevPAR	$260.00	$275.23	$211.04	$227.21
Increase/(Decrease)	(5.5%)		(7.1%)

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. This schedule of hotel results for the six months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2015. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Same-Property Revenues:
Rooms	$155,421	$148,711	$276,538	$265,385
Food and beverage	46,990	47,480	91,873	89,996
Other	13,396	12,533	25,444	24,980
Total hotel revenues	215,807	208,724	393,855	380,361

Same-Property Expenses:
Rooms	$36,473	$36,883	$70,107	$70,830
Food and beverage	31,631	33,838	62,231	65,113
Other direct	3,289	4,190	6,333	8,193
General and administrative	18,544	16,920	36,530	32,935
Sales and marketing	16,798	14,640	32,326	28,672
Management fees	6,494	6,333	11,767	11,529
Property operations and maintenance	6,311	6,319	12,494	12,445
Energy and utilities	4,764	5,018	10,127	10,730
Property taxes	8,436	8,661	17,504	17,121
Other fixed expenses	5,296	5,622	10,425	10,797
Total hotel expenses	138,036	138,424	269,844	268,365

Same-Property EBITDA	$77,771	$70,300	$124,011	$111,996

Same-Property EBITDA Margin	36.0%	33.7%	31.5%	29.4%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in both 2015 and 2014. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Same-Property Revenues:
Rooms	$134,801	$126,928	$243,262	$229,617
Food and beverage	44,974	45,423	87,971	86,020
Other	12,739	11,851	24,129	23,577
Total hotel revenues	192,514	184,202	355,362	339,214

Same-Property Expenses:
Rooms	$30,443	$30,556	$58,271	$58,565
Food and beverage	30,116	32,076	59,197	61,600
Other direct	3,241	4,093	6,237	7,978
General and administrative	16,365	14,820	32,247	28,828
Sales and marketing	15,302	13,313	29,368	26,077
Management fees	5,833	5,596	10,685	10,275
Property operations and maintenance	5,452	5,500	10,708	10,780
Energy and utilities	4,229	4,475	8,899	9,280
Property taxes	6,335	6,775	13,308	13,367
Other fixed expenses	5,146	5,507	10,156	10,558
Total hotel expenses	122,462	122,711	239,076	237,308

Same-Property EBITDA	$70,052	$61,491	$116,286	$101,906

Same-Property EBITDA Margin	36.4%	33.4%	32.7%	30.0%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in both 2015 and 2014. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Same-Property Revenues:
Rooms	$20,621	$21,784	$33,276	$35,768
Food and beverage	2,016	2,057	3,902	3,976
Lease revenue	393	394	798	784
Other	264	287	518	619
Total hotel revenues	23,294	24,522	38,494	41,147

Same-Property Expenses:
Rooms	$6,031	$6,327	$11,836	$12,265
Food and beverage	1,515	1,761	3,034	3,513
Other direct	48	100	96	213
General and administrative	2,179	2,100	4,283	4,107
Sales and marketing	1,497	1,327	2,958	2,595
Management fees	661	737	1,082	1,255
Property operations and maintenance	858	819	1,786	1,665
Energy and utilities	535	543	1,228	1,450
Property taxes	2,101	1,885	4,196	3,754
Other fixed expenses	150	114	269	239
Total hotel expenses	15,575	15,713	30,768	31,056

Same-Property EBITDA	$7,719	$8,809	$7,726	$10,091

Same-Property EBITDA Margin	33.1%	35.9%	20.1%	24.5%

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection. This schedule of hotel results for the six months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2015. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Prescott Hotel	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
The Westin Colonnade Coral Gables	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Nashville Hotel, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club			X	X
The Tuscan Fisherman's Wharf, a Best Western Plus Hotel			X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s second quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or has an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club, The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, and Hotel Vintage Portland, which was closed during the first quarter of 2015 for renovation. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2015 Outlook include all of the hotels the Company owned, or has an ownership interest in, as of June 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in the first and second quarter, Hotel Vintage Portland in the first quarter because it was closed during the first quarter of 2015 for renovation, and Prescott Hotel in the fourth quarter because it is anticipated that it will be closed during the fourth quarter of 2015.

The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2015 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	81%	88%	90%	82%	85%
ADR	$214	$239	$248	$238	$235
RevPAR	$173	$210	$222	$194	$200

Hotel Revenues	$191.8	$224.5	$230.9	$214.4	$861.6
Hotel EBITDA	$49.0	$75.8	$81.6	$67.6	$274.1
Hotel EBITA Margin	25.5%	33.8%	35.4%	31.6%	31.8%

	First Quarter 2015	Second Quarter 2015

Occupancy	79%	87%
ADR	$229	$251
RevPAR	$180	$218

Hotel Revenues	$198.8	$232.2
Hotel EBITDA	$54.5	$83.7
Hotel EBITA Margin	27.4%	36.0%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of June 30, 2015. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	87%	89%	80%	84%
ADR	$214	$232	$243	$226	$229
RevPAR	$172	$203	$216	$182	$193

Hotel Revenues	$175.2	$200.0	$207.5	$188.0	$770.6
Hotel EBITDA	$47.7	$67.0	$73.6	$57.4	$245.7
Hotel EBITA Margin	27.2%	33.5%	35.5%	30.5%	31.9%

	First Quarter 2015	Second Quarter 2015

Occupancy	79%	86%
ADR	$233	$247
RevPAR	$183	$213

Hotel Revenues	$183.6	$208.9
Hotel EBITDA	$54.5	$76.0
Hotel EBITA Margin	29.7%	36.4%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2015, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	84%	92%	92%	91%	90%
ADR	$213	$298	$288	$324	$282
RevPAR	$179	$275	$266	$293	$254

Hotel Revenues	$16.6	$24.5	$23.4	$26.4	$90.9
Hotel EBITDA	$1.3	$8.8	$8.1	$10.3	$28.5
Hotel EBITA Margin	7.7%	35.9%	34.4%	39.1%	31.3%

	First Quarter 2015	Second Quarter 2015

Occupancy	81%	93%
ADR	$200	$279
RevPAR	$161	$260

Hotel Revenues	$15.2	$23.3
Hotel EBITDA	$0.0	$7.7
Hotel EBITA Margin	0.0%	33.1%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.